Exhibit 99.1

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION REPORTS A RETURN TO PROFITABILITY FOR THE FIRST QUARTER FISCAL 2010

MINNEAPOLIS, Minn. (January 12, 2010) – Northern Technologies International Corporation (NASDAQ: NTIC) today reported the Company’s financial results for the three months ended November 30, 2009.

NTIC’s consolidated net sales increased 43.0% to $2,711,402 during the three months ended November 30, 2009 compared to $1,896,560 during the three months ended August 31, 2009.  Net sales, however, decreased 17.1% during the three months ended November 30, 2009 as compared to the three months ended November 30, 2008 as sales have not yet completely rebounded to the levels seen prior to the start of the current economic recession.

Net income increased 3281% to $435,705, or $0.10 per diluted common share, for the three months ended November 30, 2009 compared to $12,885, or $0.00 per diluted common share, for the three months ended November 30, 2008.  This increase was primarily the result of increased income from NTIC international corporate joint ventures and holding companies as well as the cost control initiatives that NTIC initiated during second quarter of fiscal 2009 and that remained in place through first quarter of fiscal 2010.

NTIC’s total income from the Company’s corporate joint ventures and holding companies increased 24.9% to $1,001,263 for the three months ended November 30, 2009 compared to $801,451 for the three months ended November 30, 2008.

NTIC’s working capital was $5,922,549 at November 30, 2009, including $2,341,999 in cash and cash equivalents.

G. Patrick Lynch, President and Chief Executive Officer of NTIC said, “The Company and its affiliates saw a significant and welcome rebound in Q1 for our core business of Zerust® corrosion inhibiting packaging. Since these products protect the metal components later assembled into cars, agricultural equipment and industrial machinery, we trust that this is an indicator of a broader recovery in the global manufacturing sector.”

Lynch continued, “We have also crossed several significant milestones in the past few months with respect to the Company’s corrosion protection technologies and services targeted at the Oil

& Gas sector. At a special ceremony in December 2009, several members of NTIC’s R&D team received awards for their technological innovations from the CEO of Petróleo Brasileiro S.A. – “Petrobras” (NYSE: PBR) in Brazil. Then, after several months of technical validation, in January 2010, IROMAD VZ agreed to assist NTIC in developing the market for Zerust® Oil & Gas solutions in Venezuela. Also, NTIC’s field trials with Petróleos Mexicanos “PEMEX” in Mexico are scheduled to be completed by the end of  March 2010.”

“Our Natur-Tec® team has added more than 20 distributors over the past six months, and acceptance of our certified fully compostable and biodegradable products has been excellent in all major West-Coast markets. That said, Natur-Tec sales are still below our previous expectations due, in part, to the fact that there is still a false belief in the general market that conventional petroleum based plastics such as polyethylene and polypropylene can ‘magically’ become biodegradable by including various additives during the manufacturing process. NTIC is, consequently, diligently educating the market as we continue to expand our sales efforts.”

“Finally, our Polymer Energy® team has completed the installation and commissioning of its 3rd waste plastic to hydrocarbon fuel conversion facility. The installation is located in the resort town of Hua Hin, Thailand – approximately 3 hours outside of Bangkok.”

Financial Results

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES  CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

THREE MONTHS ENDED NOVEMBER 30, 2009 AND 2008

	November 30, 2009	November 30, 2008
NORTH AMERICAN OPERATIONS:
Net sales	$2,711,402	$3,270,944
Cost of goods sold	1,757,496	2,292,967
Gross profit	953,906	977,977

Operating expenses:
Selling	561,652	770,570
General and administrative	920,029	941,438
Lab and technical support	35,117	6,067
	1,516,798	1,718,075

NORTH AMERICAN OPERATING LOSS	(562,892)	(740,098)

CORPORATE JOINT VENTURES AND HOLDING COMPANIES:
Equity in income of industrial chemical corporate joint ventures and holding companies	724,456	655,532
Equity in (loss) income of industrial non-chemical corporate joint ventures and holding companies	(18,557)	3,234
Fees for technical support and other services provided to corporate joint ventures	1,151,930	1,320,719
Expenses incurred in support of corporate joint ventures	(856,566)	(1,178,034)

INCOME FROM ALL CORPORATE JOINT VENTURES AND HOLDING COMPANIES	1,001,263	801,451

INTEREST INCOME	1,496	445
INTEREST EXPENSE	(25,987)	(31,898)
OTHER INCOME	6,825	6,826
MINORITY INTEREST	—	9,160

INCOME BEFORE INCOME TAX EXPENSE	420,705	45,886

INCOME TAX (BENEFIT) EXPENSE	(15,000)	33,000

NET INCOME	$435,705	$12,886

NET INCOME PER COMMON SHARE:
Basic	$0.11	$0.00
Diluted	$0.10	$0.00

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,149,096	3,735,433
Diluted	4,165,441	3,770,572

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and technical services either directly or via a network of joint ventures and independent distributors in over 50 countries.  NTIC’s primary business is corrosion prevention. NTIC has been selling its proprietary ZERUST® and EXCOR® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 30 years. NTIC also offers worldwide on-site technical consulting for rust and corrosion issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. In addition, NTIC markets proprietary bio-plastic technologies under the Natur- Tec® brand.  Finally, NTIC’s Polymer Energy® joint venture manufactures and sells advance waste plastic to fuel conversion machines. and is in various stages of development with respect to several other emerging businesses.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include our expectations regarding the future performance of our new businesses and other statements that can be identified by words such as “expect,” “intend,” “continue,” “anticipate,” “estimate,” “potential,” “will,” “would,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC’s dependence on the success of its joint ventures and technical fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates; the current financial crises affecting the U.S. and worldwide banking system and financial markets; contraction of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; increased competition; the success of NTIC’s new businesses; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters, NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others, the ability of NTIC’s lender to declare outstanding indebtedness immediately due and payable and current and potential litigation. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.